EXHIBIT 10.45

AMENDMENT NO. 4 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT (“Amendment No. 4”) is made and entered into as of the 8th day of December, 2003, by and between THE PANTRY, INC., a Delaware corporation (the “Corporation”), and PETER J. SODINI (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Corporation and the Employee entered into an Employment Agreement dated as of October 1, 1997 (the “Original Agreement”); and

WHEREAS, the Corporation and the Employee entered into Amendment No. 1 to Employment Agreement on April 1, 1999;

WHEREAS, the Corporation and the Employee entered into Amendment No. 2 to Employment Agreement on September 21, 2001;

WHEREAS, the Corporation and the Employee entered into Amendment No. 3 to Employment Agreement on August 28, 2002; and

WHEREAS, the Corporation and the Employee desire to amend further the Original Agreement to extend the term of such Employment Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Section 1 of the Original Agreement is hereby amended to reflect an employment term commencing on October 1, 1997 and ending on September 30, 2006.

2.    Sections 5.3(b)(ii) and (iii) are deleted and the following sections are inserted in lieu thereof:

(ii) an amount equal to his then current monthly salary (less applicable withholdings) for eighteen (18) months, payable in monthly installments or, at the Corporation’s option, in a lump sum amount;

(iii) unless the Employee obtains medical insurance coverage from a subsequent employer, then he may continue to participate for eighteen (18) months, to the extent permitted by the plan, in the medical insurance plan in which he participated on the effective termination of employment date. The Corporation will pay or, at the Corporation’s option, reimburse the Employee for the premiums actually paid, to continue coverage under the medical insurance plan during the period. In the event that the Employee is ineligible to participate in such medical insurance plan following termination of employment, the Corporation shall arrange to provide the Employee with substantially similar medical insurance benefits, at no greater cost to the Employee than the cost he paid for such benefits immediately prior to termination.

3.    Except as amended hereby, the Original Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year set forth above.

THE PANTRY, INC.

By:	/S/ STEVEN J. FERREIRA

Name: Steven J. Ferreira
Title: SVP Administration

/S/ PETER J. SODINI
PETER J. SODINI

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